Exhibit 1.01

 Data I/O Corporation’s Conflict Minerals Report

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Data I/O Corporation (“Data I/O,” the “Company,” “we,” “us,” or “our”) and subsidiaries for calendar year 2018 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).  Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Company and Manufacturing Overview

Data I/O Corporation and its subsidiaries manufacture or contract to manufacture electronic equipment used primarily in our customer’s production process for semiconductor programming and handling.  We had approximately $29 million in revenue in 2018, with 102 employees at the end of 2018.  Our manufacturing takes place in Redmond, Washington, USA; Shanghai, China; and Gräfelfing, Germany.  Our manufacturing primarily consists of final assembly of purchased parts and subassemblies.  We contract for the manufacture of certain subassemblies, boards and adapters.

Assessment of Products

We assessed our products to determine if they contained necessary conflict minerals.  We determined our software products did not contain conflict minerals.  Our equipment products (SentriX, PSV7000, PSV5000, PSV3000, ProLine RoadRunner, RoadRunner3, FlashPAK III, LumenX programmers, FlashCORE programmers, and related options for media handling, vision, laser marking, and adapters) all include one or more necessary conflict minerals.

Process

An internal team sponsored by our Vice President - Chief Operating & Financial Officer and driven by our internal supply chain and administrative personnel from each of our USA, China and German offices works to gather the information to prepare our Conflict Mineral Report.

We reviewed our conflict mineral policy and the use of a due diligence framework.  We developed a supplier contact and survey process and reviewed supply chain risk and mitigation.  We maintain a documentation management information system and records retention to comply with the conflict mineral reporting requirements. Steps are described in more detail below.

Conflict Minerals Policy

Data I/O is committed to working with our global supply chain to achieve greater transparency in our supply chain.  Our goal is to source responsibly to manufacture products that do not contain Conflict Minerals that support armed conflict in any of the Covered Countries.  As a result, we have established a conflict minerals compliance program that is designed to follow the framework established by the OECD in all material respects.  As part of that program, we expect that our suppliers conduct conflict minerals due diligence through their supply chains and report their results to us.

Due Diligence Framework

In conducting our due diligence, we implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (“OECD Framework”), an internationally recognized due diligence frame work, including the related supplements on gold, tin, tantalum and tungsten.

As an electronics manufacturer, Data I/O’s due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) initiative with the smelters and refiners of conflict minerals who provide those conflict minerals to our suppliers.  As a company in the semiconductor programming equipment business, Data I/O is several levels removed from the smelter or actual mining of conflict minerals.  Data I/O does not make direct purchases of raw ore or unrefined conflict mineralsfrom smelters or metal traders, or purchases from the Covered Countries.  We depend entirely on our multi-tiered supply chain to provide conflict mineral sourcing information.

Data I/O’s Due Diligence

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Assessed our products as to whether they contained conflict minerals and if so, that the conflict minerals were necessary to the function of the products.  All of our equipment products contain one or more necessary conflict minerals.

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Contacted our suppliers and interviewed or surveyed them regarding their conflict mineral sourcing as well as discussing their supply-chain for items including conflict minerals. This involved educating them on the annual SEC reporting requirements and our due diligence expectations.

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Reasonable country of origin inquiry and due diligence by conducting a supply-chain survey with direct suppliers of materials potentially containing conflict minerals using updated EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners. Our production supplier list had 10 that we determined had no metals.  We requested surveys from a total of 159.  We received completed surveys from 81;  letters of inapplicability from 16; and no response from 52 despite follow-ups. This included follow up on identified discrepancies of reported smelter information and no responses to our survey request.

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Consolidating the survey information and comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the RMI’s Responsible Minerals Assurance Process (RMAP) program for tantalum, tin, tungsten and gold. Significant variation in the names used by suppliers and increased survey volume of smelter listings from our suppliers impacted our ability to have clarity on the identity of the actual smelter sourced by our supply chain in some instances.

Data I/O does not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain the 3TG. We rely upon the industry (for example, EICC and CFSI) and larger entities’ efforts to influence smelters and refineries to get audited and certified through CFSI’s CFS program.

Certain suppliers were able to identify specifically the smelters or refiners of Conflict Minerals that went into parts supplied to us.  We typically were not able to receive tailored information relative to the parts we purchased but received generically all possible smelter information for our supplier’s entire supply chain. These responses included the names of smelters or refiners listed in the table below.  We reviewed the facilities as to being on the CFSI list of smelters and refiners.   We were not able to verify that all of the smelters or refiners named were certified Conflict-Free by CSFI, sometimes due to differences in names used by smelters or refiners.

With the exception of the responding suppliers described above, we are therefore unable to identify any of the other smelters or refiners actually in our supply chain.

Our identified smelter, facility country and metal table is provided at the bottom of this report.

Conflict Mineral Reporting Conclusion

After exercising the due diligence described above, the Company was unable to determine whether or not its products contain conflict minerals: (1) from recycled or scrap sources as defined in the Conflict Minerals Rule, (2) that did not originate in the Covered Countries, or (3) that did not directly or indirectly finance or benefit armed groups, as defined in the Conflict Minerals Rule, in the Covered Countries.

Our conclusion was due to a lack of information from our suppliers, regarding sourcing of parts and metals with conflict mineral content, required to conclude whether the necessary conflict minerals originated in the Covered Countries and, if so, whether the necessary conflict minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

Independent Audit

Pursuant to SEC guidance, this Conflict Mineral Report is not audited as none of the Company’s products have been found to be “DRC conflict free”.

Current and Future Steps

We continue to follow up with existing and new suppliers on completing and expanding surveys and working with their supply chains to identify the sourcing of conflict minerals.  For the purpose of the required Reasonable Country of Origin Inquiry (RCOI) and additional due diligence, we continued to receive supply chain responses through April 29, 2019.  In future compliance periods, we intend to take additional steps to further improve the information gathered in our due diligence in order to further determine sourcing, and mitigate the risk that the necessary conflict minerals benefit armed groups in the covered countries.  The current and future steps include:

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Increase the response rate and completeness of suppliers’ smelters surveys, especially with the supply-chain of suppliers to our suppliers. (Our survey work and follow up resulted in a significant increase in smelters reported by supply chain for 2017)  Make the Conflict Minerals supplier survey part of initial qualification of new vendors. (This is in place in 2017.)

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Perform further follow-up on survey response’s information discrepancies  or refinement for our purchases. (Limited progress in getting refined smelter information or specific smelters related to Data I/O purchases information in 2018.)

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Encourage and negotiate with suppliers to responsibly source items containing conflict minerals and provide transparency with their supply-chain as to conflict mineral sourcing. (We continue to have weak negotiating leverage regarding obtaining smelter information from our from our suppliers, due to our size and volume of purchasing, and the volume of suppliers not individually subject to reporting to the SEC, resulted in limited transparency improvements in 2018.)

We expect the Company and our suppliers whose products contain conflict minerals to responsibly source and provide information as to the source of conflict minerals, as well as expecting their sub tier suppliers to do the same.  We expect that conflict mineral RCOI processes and systems are designed consistent with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High Risk-Areas.  If we determine that any supplier is sourcing DRC conflict minerals that benefit armed groups, then we expect the supplier to commit to plan and take corrective action to move to a conflict free source.  If suitable action is not taken, we expect to look to alternative sources for the product.  Our goal is not to ban procurement of minerals from the DRC and adjoining countries, but to assure procurement from responsible sources in the region.  If we determine that any of the components of our products contain minerals from a mine, smelter or facility that is “non-conflict free”, we expect to work towards transitioning to products that are “conflict free”.  Our ability to do so is dependent on the criticality of the specific part and the availability of alternative suppliers.

Identified Smelter, Facility Country and Metal Table

SMELTER	COUNTRY	METAL

8853 S.p.A.	ITALY	GOLD
Abington Reldan Metals, LLC	UNITED STATES	GOLD
Aida Chemical Industries Co. Ltd.	JAPAN	GOLD
Aktyubinsk Copper Company TOO	KAZAKHSTAN	GOLD
Al Etihad Gold LLC	UNITED ARAB EMIRATES	GOLD
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	GOLD
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	GOLD
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	GOLD
Argor-Heraeus SA	SWITZERLAND	GOLD
Asahi Pretec Corporation	JAPAN	GOLD
Asaka Riken Co Ltd	JAPAN	GOLD
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	GOLD
AU Traders and Refiners	SOUTH AFRICA	GOLD
AURA-II	UNITED STATES	GOLD
Aurubis AG	GERMANY	GOLD
Bangalore Refinery	INDIA	GOLD
Bangko Sentral ng Pilipinas (Central Bank of Philippines)	PHILIPPINES	GOLD
Bauer Walser AG	GERMANY	GOLD
Boliden AB	SWEDEN	GOLD
Caridad	MEXICO	GOLD
CCR Refinery – Glencore Canada Corporation	CANADA	GOLD
Cendres & Métaux SA	SWITZERLAND	GOLD
Chimet S.p.A.	ITALY	GOLD
Chugai Mining	JAPAN	GOLD
Daye Non-Ferrous Metals Mining Ltd.	CHINA	GOLD
Dowa	JAPAN	GOLD
Elemetal Refining, LLC	UNITED STATES	GOLD
Emirates Gold DMCC	UNITED ARAB EMIRATES	GOLD
Faggi Enrico S.p.A.	ITALY	GOLD
Fidelity Printers and Refiners Ltd.	ZIMBABWE	GOLD
FSE Novosibirsk Refinery	RUSSIAN FEDERATION	GOLD
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	GOLD
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	GOLD
Guangdong Jinding Gold Limited	CHINA	GOLD
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	GOLD
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	GOLD
Heimerle + Meule GmbH	GERMANY	GOLD
Henan Yuguang Gold & Lead Co., Ltd.	CHINA	GOLD
Heraeus Precious Metals GmbH & Co. KG	GERMANY	GOLD
HeTai Gold Mineral GuangDong Ltd. Co.	CHINA	GOLD
House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL	GOLD
Hunan Chenzhou Mining Industry Group	CHINA	GOLD
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	GOLD
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd	CHINA	GOLD
Ishifuku Metal Industry Co., Ltd.	JAPAN	GOLD
Istanbul Gold Refinery	TURKEY	GOLD
Italpreziosi	ITALY	GOLD
Japan Mint	JAPAN	GOLD
Jiangxi Copper Company Limited	CHINA	GOLD
Jin Jinyin refining company limited	CHINA	GOLD
Jinlong Copper Co., Ltd.	CHINA	GOLD
Johnson Matthey Inc	UNITED STATES	GOLD
Johnson Matthey Limited	CANADA	GOLD
JSC Uralectromed	RUSSIAN FEDERATION	GOLD
JX Nippon Mining & Metals Co., Ltd.	JAPAN	GOLD
K.A.Rasmussen as	NORWAY	GOLD
Kaloti Precious Metals	UNITED ARAB EMIRATES	GOLD
Kazakhmys Smelting LLC	KAZAKHSTAN	GOLD
Kazzinc Ltd	KAZAKHSTAN	GOLD
Kennecott Utah Copper LLC	UNITED STATES	GOLD
KGHM Polska Miedz Spolka Akcyjna	POLAND	GOLD
Kojima Chemicals Co., Ltd	JAPAN	GOLD
Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	GOLD
Kosak Seiren	JAPAN	GOLD
Kyrgyzaltyn JSC	KYRGYZSTAN	GOLD
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	GOLD
L' azurde Company For Jewelry	SAUDI ARABIA	GOLD
Lingbao Gold Co., Ltd.	CHINA	GOLD
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	GOLD
L'Orfebre S.A.	ANDORRA	GOLD
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	GOLD
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	GOLD
Marsam Metals	BRAZIL	GOLD
Materion	UNITED STATES	GOLD
Matsuda Sangyo Co., Ltd.	JAPAN	GOLD
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	GOLD
Metalor Technologies SA	SWITZERLAND	GOLD
Metalor USA Refining Corporation	UNITED STATES	GOLD
Met-Mex Peñoles, S.A.	MEXICO	GOLD
Mitsubishi Materials Corporation	JAPAN	GOLD
Mitsui Mining and Smelting Co., Ltd.	JAPAN	GOLD
MMTC-PAMP India Pvt., Ltd.	INDIA	GOLD
Modeltech Sdn Bhd	MALAYSIA	GOLD
Morris and Watson	NEW ZEALAND	GOLD
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	GOLD
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	GOLD
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	GOLD
Nihon Material Co. LTD	JAPAN	GOLD
Nyrstar Metals	UNITED STATES	GOLD
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	GOLD
Ohio Precious Metals LLC.	UNITED STATES	GOLD
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	GOLD
OJSC Krastsvetmet	RUSSIAN FEDERATION	GOLD
PAMP SA	SWITZERLAND	GOLD
Pease & Curren	UNITED STATES	GOLD
Penglai Penggang Gold Industry Co., Ltd.	CHINA	GOLD
Planta Recuperadora de Metales SpA	CHILE	GOLD
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	GOLD
PT Aneka Tambang (Persero) Tbk	INDONESIA	GOLD
PX Précinox SA	SWITZERLAND	GOLD
Remondis Argentia B.V.	NETHERLANDS	GOLD
Republic Metals Corporation	UNITED STATES	GOLD
Royal Canadian Mint	CANADA	GOLD
SAAMP	FRANCE	GOLD
Sabin Metal Corp.	UNITED STATES	GOLD
Safimet S.p.A	ITALY	GOLD
Sai Refinery	INDIA	GOLD
SAMWON METALS Corp.	KOREA, REPUBLIC OF	GOLD
SAXONIA Edelmetalle GmbH	GERMANY	GOLD
SEMPSA Joyería Platería SA	SPAIN	GOLD
Shan Dong Huangjin	CHINA	GOLD
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA	GOLD
Shandong Guoda gold Co., LTD.	CHINA	GOLD
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	GOLD
Shandong Yanggu Xiangguang Co. Ltd.	CHINA	GOLD
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	GOLD
Shangdong Humon Smelting Co., Ltd.	CHINA	GOLD
Shenzhen fujun material technology co.,ltd	CHINA	GOLD
Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA	GOLD
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	GOLD
Singway Technology Co., Ltd.	TAIWAN	GOLD
Sino-Platinum Metals Co.,Ltd	CHINA	GOLD
So Accurate Group, Inc.	UNITED STATES	GOLD
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	GOLD
Solar Applied Materials Technology Corp.	TAIWAN	GOLD
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	GOLD
Sudan Gold Refinery	SUDAN	GOLD
Sumitomo Metal Mining Co., Ltd.	JAPAN	GOLD
SungEel HiTech	KOREA, REPUBLIC OF	GOLD
Super Dragon Technoloty Co. Ltd.	TAIWAN	GOLD
T.C.A S.p.A	ITALY	GOLD
Taicang City Nancang Metal Material Co.,Ltd	CHINA	GOLD
Tanaka Kikinzoku Kogyo K.K.	JAPAN	GOLD
The Great Wall Gold and Silver Refinery of China	CHINA	GOLD
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	GOLD
Tony Goetz NV	BELGIUM	GOLD
TOO Tau-Ken-Altyn	KAZAKHSTAN	GOLD
Torecom	KOREA, REPUBLIC OF	GOLD
Umicore SA Business Unit Precious Metals Refining	BELGIUM	GOLD
United Precious Metal Refining, Inc.	UNITED STATES	GOLD
Universal Precious Metals Refining Zambia	ZAMBIA	GOLD
Valcambi SA	SWITZERLAND	GOLD
Western Australian Mint trading as The Perth Mint	AUSTRALIA	GOLD
WIELAND Edelmetalle GmbH	GERMANY	GOLD
Xstrata Canada Corporation	CANADA	GOLD
Yamamoto Precious Metal Co., Ltd.	JAPAN	GOLD
Yunnan Copper Industry Co., Ltd.	CHINA	GOLD
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	GOLD
Zhongkuang Gold Industry Co., Ltd.	CHINA	GOLD
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	GOLD
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	GOLD
金昌 Jinchang	TAIWAN	GOLD
A.L.M.T. TUNGSTEN Corp.	undisclosed	GOLD
Morris and Watson Gold Coast	AUSTRALIA	GOLD
Tony Goetz NV	BELGIUM	GOLD
Umicore Brasil Ltda.	BRAZIL	GOLD
Asahi Refining Canada Ltd.	CANADA	GOLD
Heraeus Metals Hong Kong Ltd.	CHINA	GOLD
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	GOLD
Metalor Technologies (Suzhou) Ltd.	CHINA	GOLD
Metalor Technologies (Hong Kong) Ltd.	CHINA	GOLD
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	GOLD
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	GOLD
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	GOLD
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	GOLD
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	GOLD
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	GOLD
SAFINA A.S.	CZECH REPUBLIC	GOLD
C. Hafner GmbH + Co. KG	GERMANY	GOLD
DODUCO Contacts and Refining GmbH	GERMANY	GOLD
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	GOLD
Eco-System Recycling Co., Ltd.	JAPAN	GOLD
Ohura Precious Metal Industry Co., Ltd.	JAPAN	GOLD
Tokuriki Honten Co., Ltd.	JAPAN	GOLD
Yokohama Metal Co., Ltd.	JAPAN	GOLD
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	GOLD
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	GOLD
HeeSung Metal Ltd.	KOREA, REPUBLIC OF	GOLD
Samduck Precious Metals	KOREA, REPUBLIC OF	GOLD
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	GOLD
NH Recytech Company	KOREA, REPUBLIC OF	GOLD
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	GOLD
Schone Edelmetaal B.V.	NETHERLANDS	GOLD
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	GOLD
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	GOLD
Sudan Gold Refinery	SUDAN	GOLD
Singway Technology Co., Ltd.	TAIWAN	GOLD
Umicore Precious Metals Thailand	THAILAND	GOLD
African Gold Refinery	UGANDA	GOLD
Advanced Chemical Company	UNITED STATES	GOLD
Asahi Refining USA Inc.	UNITED STATES	GOLD
So Accurate Group, Inc.	UNITED STATES	GOLD
Geib Refining Corporation	UNITED STATES	GOLD
QG Refining, LLC	UNITED STATES	GOLD
Smelter not yet identified	UNKNOWN	GOLD
Advanced Metallurgical Group N.V. (AMG)	UNITED STATES	TANTALUM
Asaka Riken Co., Ltd.	JAPAN	TANTALUM
Changsha South Tantalum Niobium Co., Ltd.	CHINA	TANTALUM
Conghua Tantalum and Niobium Smeltry	CHINA	TANTALUM
D Block Metals, LLC	UNITED STATES	TANTALUM
Duoluoshan	CHINA	TANTALUM
E.S.R. Electronics	UNITED STATES	TANTALUM
Exotech Inc.	UNITED STATES	TANTALUM
F&X Electro-Materials Ltd.	CHINA	TANTALUM
FIR Metals & Resource Ltd.	CHINA	TANTALUM
Global Advanced Metals	UNITED STATES	TANTALUM
Global Advanced Metals Aizu	JAPAN	TANTALUM
Global Advanced Metals Boyertown	UNITED STATES	TANTALUM
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	TANTALUM
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	TANTALUM
H.C. Starck Co., Ltd.	THAILAND	TANTALUM
H.C. Starck GmbH Laufenburg	GERMANY	TANTALUM
H.C. Starck Group	GERMANY	TANTALUM
H.C. Starck Inc.	UNITED STATES	TANTALUM
H.C. Starck Ltd.	JAPAN	TANTALUM
H.C. Starck Smelting GmbH & Co. KG	GERMANY	TANTALUM
H.C. Starck Tantalum and Niobium GmbH	GERMANY	TANTALUM
Hi-Temp Specialty Metals, Inc.	UNITED STATES	TANTALUM
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	TANTALUM
Jiangxi Tuohong New Raw Material	CHINA	TANTALUM
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	TANTALUM
Jiujiang Tanbre Co., Ltd.	CHINA	TANTALUM
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	TANTALUM
KEMET Blue Metals	MEXICO	TANTALUM
Kemet Blue Powder	UNITED STATES	TANTALUM
KEMET Blue Powder	UNITED STATES	TANTALUM
LSM Brasil S.A.	BRAZIL	TANTALUM
Metallurgical Products India Pvt., Ltd.	INDIA	TANTALUM
Mineracao Taboca S.A.	BRAZIL	TANTALUM
Mitsui Mining & Smelting	JAPAN	TANTALUM
Ningxia Non-ferrous Metal Smeltery	CHINA	TANTALUM
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	TANTALUM
NPM Silmet AS	ESTONIA	TANTALUM
Plansee	AUSTRIA	TANTALUM
Plansee SE Liezen	AUSTRIA	TANTALUM
Plansee SE Reutte	AUSTRIA	TANTALUM
Power Resources Ltd.	MACEDONIA	TANTALUM
QuantumClean	UNITED STATES	TANTALUM
Resind Industria e Comercio Ltda.	BRAZIL	TANTALUM
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	TANTALUM
Smelter not yet identified	undisclosed	TANTALUM
Solikamsk Metal Works	RUSSIAN FEDERATION	TANTALUM
Taki Chemicals	JAPAN	TANTALUM
Telex Metals	UNITED STATES	TANTALUM
Tranzact, Inc.	UNITED STATES	TANTALUM
Ulba	KAZAKHSTAN	TANTALUM
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	TANTALUM
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	TANTALUM
Zhuzhou Cemented Carbide	CHINA	TANTALUM
King-Tan Tantalum Industry Ltd.	CHINA	TANTALUM
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	TANTALUM
Jiujiang Janny New Material Co., Ltd.	CHINA	TANTALUM
Alpha	UNITED STATES	TIN
An Thai Minerals Co., Ltd.	VIET NAM	TIN
An Thai Minerals Co., Ltd.	VIETNAM	TIN
An Vinh Joint Stock Mineral Processing Company	VIET NAM	TIN
An Vinh Joint Stock Mineral Processing Company	VIETNAM	TIN
Bauer Walser AG	GERMANY	TIN
BML	INDONESIA	TIN
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	TIN
CNMC (Guangxi) PGMA Co. Ltd.	CHINA	TIN
CNMC (Guangxi) PGMA Co., Ltd.	CHINA	TIN
Cookson	UNITED STATES	TIN
Cooper Santa	BRAZIL	TIN
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	TIN
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	TIN
CV Ayi Jaya	INDONESIA	TIN
CV Dua Sekawan	INDONESIA	TIN
CV Duta Putra Bangka	INDONESIA	TIN
CV Gita Pesona	INDONESIA	TIN
CV JusTindo	INDONESIA	TIN
CV Makmur Jaya	INDONESIA	TIN
CV Makmur Jaya	INDONESIA	TIN
CV Nurjanah	INDONESIA	TIN
CV Prima Timah Utama	INDONESIA	TIN
CV Serumpun Sebalai	INDONESIA	TIN
CV Serumpun Sebalai	INDONESIA	TIN
CV Tiga Sekawan	INDONESIA	TIN
CV Tiga Sekawan	INDONESIA	TIN
CV United Smelting	INDONESIA	TIN
CV Venus Inti Perkasa	INDONESIA	TIN
Dongguan City Chaolong Metal Materials Co. LTD	CHINA	TIN
Dowa	JAPAN	TIN
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	TIN
Elmet S.L.U.	SPAIN	TIN
Elmet S.L.U.	SPAIN	TIN
EM Vinto	BOLIVIA	TIN
Empresa Metalúrgica Vinto (Government, 100%)	BOLIVIA	TIN
Estanho de Rondônia S.A.	BRAZIL	TIN
Feinhütte Halsbrücke GmbH	GERMANY	TIN
Feinhütte Halsbrücke GmbH	GERMANY	TIN
Fenix Metals	POLAND	TIN
Gejiu Fengming Metallurgy Chemical Plant	CHINA	TIN
Gejiu Jinye Mineral Company	CHINA	TIN
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	TIN
Gejiu Yunxi Group Corp.	CHINA	TIN
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	TIN
Gejiu Zi-Li	CHINA	TIN
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	TIN
Gold Bell Group	CHINA	TIN
GUANG XI HUA XI CORP	CHINA	TIN
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	TIN
Guangxi Huaxi Group	CHINA	TIN
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	TIN
Hayes Metals	NEW ZEALAND	TIN
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	TIN
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	TIN
HuiChang Hill Tin Industry Co., Ltd.	CHINA	TIN
Huichang Jinshunda Tin Co. Ltd	CHINA	TIN
Hunan Xianghualing tin	CHINA	TIN
Jiangxi huayu metal co., ltd.	CHINA	TIN
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	TIN
Jiangxi Nanshan	CHINA	TIN
JU TAI INDUSTRIAL CO.,LTD.	CHINA	TIN
Kai Unita Trade Limited Liability Company	CHINA	TIN
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	TIN
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	TIN
Liuzhou China Tin	CHINA	TIN
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	TIN
Malaysia Smelting Corporation (MSC)	MALAYSIA	TIN
Melt Metais e Ligas S.A.	BRAZIL	TIN
Metahub Industries Sdn. Bhd.	MALAYSIA	TIN
Metallic Resources, Inc.	UNITED STATES	TIN
Metallo Belgium N.V.	BELGIUM	TIN
Metallo Chimique	BELGIUM	TIN
Mineração Taboca S.A.	BRAZIL	TIN
Ming Li Jia smelt Metal Factory	CHINA	TIN
Minmetals Ganzhou Tin Co. Ltd.	CHINA	TIN
Minsur	PERU	TIN
Minsur	PERU	TIN
Mitsubishi Materials Corporation	JAPAN	TIN
Modeltech Sdn Bhd	MALAYSIA	TIN
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	TIN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	TIN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	TIN
Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	TIN
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	TIN
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	TIN
OMSA	BOLIVIA	TIN
OMSA	BOLIVIA	TIN
Phoenix Metal Ltd.	RWANDA	TIN
Pohang Iron and Steel Co. Ltd.	KOREA, REPUBLIC OF	TIN
PT Alam Lestari Kencana	INDONESIA	TIN
PT Alam Lestari Kencana	INDONESIA	TIN
PT Aries Kencana Sejahtera	INDONESIA	TIN
PT Artha Cipta Langgeng	INDONESIA	TIN
PT ATD Makmur Mandiri Jaya	INDONESIA	TIN
PT Babel Inti Perkasa	INDONESIA	TIN
PT Babel Surya Alam Lestari	INDONESIA	TIN
PT Babel Surya Alam Lestari	INDONESIA	TIN
PT Bangka Kudai Tin	INDONESIA	TIN
PT Bangka Kudai Tin	INDONESIA	TIN
PT Bangka Prima Tin	INDONESIA	TIN
PT Bangka Putra Karya	INDONESIA	TIN
PT Bangka Putra Karya	INDONESIA	TIN
PT Bangka Timah Utama Sejahtera	INDONESIA	TIN
PT Bangka Tin Industry	INDONESIA	TIN
PT Belitung Industri Sejahtera	INDONESIA	TIN
PT BilliTin Makmur Lestari	INDONESIA	TIN
PT BilliTin Makmur Lestari	INDONESIA	TIN
PT Bukit Timah	INDONESIA	TIN
PT Cipta Persada Mulia	INDONESIA	TIN
PT Cipta Persada Mulia	INDONESIA	TIN
PT DS Jaya Abadi	INDONESIA	TIN
PT Eunindo Usaha Mandiri	INDONESIA	TIN
PT Fang Di MulTindo	INDONESIA	TIN
PT Fang Di MulTindo	INDONESIA	TIN
PT HP Metals Indonesia	INDONESIA	TIN
PT HP Metals Indonesia	INDONESIA	TIN
PT Inti Stania Prima	INDONESIA	TIN
PT Justindo	INDONESIA	TIN
PT Justindo	INDONESIA	TIN
PT Karimun Mining	INDONESIA	TIN
PT Kijang Jaya Mandiri	INDONESIA	TIN
PT Koba Tin	INDONESIA	TIN
PT Lautan Harmonis Sejahtera	INDONESIA	TIN
PT Lautan Harmonis Sejahtera	INDONESIA	TIN
PT Menara Cipta Mulia	INDONESIA	TIN
PT Mitra Stania Prima	INDONESIA	TIN
PT O.M. Indonesia	INDONESIA	TIN
PT Panca Mega Persada	INDONESIA	TIN
PT Pelat Timah Nusantara	INDONESIA	TIN
PT Pelat Timah Nusantara Tbk	INDONESIA	TIN
PT Prima Timah Utama	INDONESIA	TIN
PT REFINED BANGKA TIN	INDONESIA	TIN
PT Sariwiguna Binasentosa	INDONESIA	TIN
PT Seirama Tin Investment	INDONESIA	TIN
PT Seirama Tin Investment	INDONESIA	TIN
PT Stanindo Inti Perkasa	INDONESIA	TIN
PT Sukses Inti Makmur	INDONESIA	TIN
PT Sumber Jaya Indah	INDONESIA	TIN
PT Tambang Timah	INDONESIA	TIN
PT Tambang Timah	INDONESIA	TIN
PT Timah (Persero), Tbk	INDONESIA	TIN
PT Tinindo Inter Nusa	INDONESIA	TIN
PT Tirus Putra Mandiri	INDONESIA	TIN
PT Tirus Putra Mandiri	INDONESIA	TIN
PT Tommy Utama	INDONESIA	TIN
PT Wahana Perkit Jaya	INDONESIA	TIN
Resind Industria e Comercio Ltda.	BRAZIL	TIN
Rui Da Hung	TAIWAN	TIN
Sizer Metals PTE	SINGAPORE	TIN
Soft Metais Ltda.	BRAZIL	TIN
Sun Surface Technology Co Ltd	CHINA	TIN
Super Ligas	BRAZIL	TIN
Thai Solder Industry Corp., Ltd.	THAILAND	TIN
Thaisarco	THAILAND	TIN
Tianshui ling bo technology co., Ltd	CHINA	TIN
TIN PLATING GEJIU	CHINA	TIN
Ton Yi Industrial Corporation	TAIWAN	TIN
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	TIN
VQB Mineral and Trading Group JSC	VIET NAM	TIN
White Solder Metalurgia e Mineração Ltda.	BRAZIL	TIN
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA	TIN
Wuxi Lantronic Electronic Co Ltd	CHINA	TIN
Xianghualing Tin Industry Co., Ltd.	CHINA	TIN
Yifeng Tin	CHINA	TIN
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	TIN
Yunnan Chengo Electric Smelting Plant	CHINA	TIN
Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA	TIN
Yunnan Gejiu Jinye Minerals	CHINA	TIN
Yunnan Tin Company, Ltd.	CHINA	TIN
Yunnan Xi YE	CHINA	TIN
Zhuhai Quanjia	CHINA	TIN
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	TIN
China Tin Group Co., Ltd.	CHINA	TIN
Jiangxi New Nanshan Technology Ltd.	CHINA	TIN
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	TIN
Smelter not yet identified	CHINA	TIN
PT Prima Timah Utama	INDONESIA	TIN
PT Bangka Serumpun	INDONESIA	TIN
Pongpipat Company Limited	MYANMAR	TIN
Tin Technology & Refining	UNITED STATES	TIN
Smelter not yet identified	UNKNOWN	TIN
A.L.M.T. Corp.	JAPAN	TUNGSTEN
ACL Metais Eireli	BRAZIL	TUNGSTEN
Asia Tungsten Products Vietnam Ltd.	VIET NAM	TUNGSTEN
ATI Metalworking Products	UNITED STATES	TUNGSTEN
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	TUNGSTEN
Chongyi Zhangyuan Tungsten Co Ltd	CHINA	TUNGSTEN
Comsup Commodities Inc. Fort Lee New Jersey	UNITED STATES	TUNGSTEN
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	TUNGSTEN
Dayu Weiliang Tungsten Co., Ltd.	CHINA	TUNGSTEN
Fujian Jinxin Tungsten Co., Ltd.	CHINA	TUNGSTEN
Ganxian Shirui New Material Co., Ltd.	CHINA	TUNGSTEN
Ganzhou BESEEM Ferrotungsten Co. Ltd.	CHINA	TUNGSTEN
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	TUNGSTEN
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	TUNGSTEN
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	TUNGSTEN
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	TUNGSTEN
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	TUNGSTEN
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	TUNGSTEN
Global Tungsten & Powders Corp.	UNITED STATES	TUNGSTEN
Grondmet GmbH & Co KG Düsseldorf	GERMANY	TUNGSTEN
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	TUNGSTEN
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	TUNGSTEN
H.C. Starck Smelting GmbH & Co. KG	GERMANY	TUNGSTEN
H.C. Starck Tungsten GmbH	GERMANY	TUNGSTEN
Hunan Chenzhou Mining Group Co	CHINA	TUNGSTEN
Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA	TUNGSTEN
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	TUNGSTEN
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	TUNGSTEN
Hydrometallurg, JSC	RUSSIAN FEDERATION	TUNGSTEN
IR-Trading S.R.L. Pontirolo Nuovo	ITALY	TUNGSTEN
Japan New Metals Co., Ltd.	JAPAN	TUNGSTEN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	TUNGSTEN
Kennametal Fallon	UNITED STATES	TUNGSTEN
Kennametal Huntsville	UNITED STATES	TUNGSTEN
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA	TUNGSTEN
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA	TUNGSTEN
M.P. Difussion sprl	BELGIUM	TUNGSTEN
Malipo Haiyu Tungsten Co., Ltd.	CHINA	TUNGSTEN
Moliren Ltd.	RUSSIAN FEDERATION	TUNGSTEN
Niagara Refining LLC	UNITED STATES	TUNGSTEN
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	TUNGSTEN
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	TUNGSTEN
Pobedit, JSC	RUSSIAN FEDERATION	TUNGSTEN
Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	TUNGSTEN
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	TUNGSTEN
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	TUNGSTEN
Traxys Belgium S.A. Brussels	BELGIUM	TUNGSTEN
Unecha Refractory metals plant	RUSSIAN FEDERATION	TUNGSTEN
Unknown	INDIA	TUNGSTEN
Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	TUNGSTEN
Wogen Resources Ltd. London	UNITED KINGDOM	TUNGSTEN
Wolfram Bergbau und Hütten AG	AUSTRIA	TUNGSTEN
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	TUNGSTEN
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	TUNGSTEN
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	TUNGSTEN
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	TUNGSTEN
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	TUNGSTEN
Hunan Litian Tungsten Industry Co., Ltd.	CHINA	TUNGSTEN
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	undisclosed
Malaysia Smelting Corporation (MSC)	MALAYSIA	undisclosed
Metallo-Chimique N.V.	BELGIUM	undisclosed
PT Mitra Stania Prima	INDONESIA	undisclosed
PT Timah (Persero) Tbk Kundur	INDONESIA	undisclosed
PT Timah (Persero) Tbk Mentok	INDONESIA	undisclosed
PT Tinindo Inter Nusa	INDONESIA	undisclosed
Thaisarco	THAILAND	undisclosed

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “future,” “plans,” and “intends,” and similar expressions are used to identify these forward-looking statements.  Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact.  Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate.  Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; or lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities).  These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict.  Actual outcomes and results may differ materially from these forward-looking statements.  As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.